[Letterhead of Rothstein, Kass & Company, P.C.]



                        CONSENT OF INDEPENDENT AUDITORS



We consent to use in this Registration Statement on Form SB-2 or our report dated March 17, 2004, relating to the consolidated financial statements of Stronghold Technologies, Inc. and Subsidiary, and to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
November 29, 2004